UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

QUINTEC CORP.
(Exact name of registrant as specified in its charter)

Nevada	80-0929366
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Av. Vitacura 2670 Piso 15, Las Condes, Chile	7550098
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 129b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-195543 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 Per Share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Common Stock, $0.001 par value per share, of Quintec Corp. (the "Registrant") contained in the Registrant's Form S-1/A filed on July 30, 2014with the United States Securities and Exchange Commission (File No. 333-195543) is incorporated by reference.

ITEM 2. EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation(1)
3.2	Amended Articles of Incorporation (1)
3.3	By-Laws(1)

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form S-1 filed on April 28, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QUINTEC CORP.

Date: June 05, 2015	By: s/ Walter Lee President, Chief Executive Officer, Chief Financial Officer, Director